                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]Preliminary Proxy Statement

                                          [_]Confidential, for Use of the
[_]Definitive Proxy Statement                Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        Modem Media . Poppe Tyson, Inc.
                          ---------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

[LOGO OF MODEM MEDIA . POPE TYSON]

                                          May 5, 2000

Dear Shareholder:

  It is our pleasure to invite you to join the directors and management of Modem Media at our first annual meeting of shareholders to be held at 9:30 a.m. on Monday, June 5, 2000. The meeting will take place at the Merritt 7 Corporate Park located at 301 Merritt 7 in Norwalk, Connecticut. We have enclosed with this proxy statement, your proxy voting card, including directions to the meeting, and for those shareholders who have not previously received it, the company's 1999 annual report to shareholders for your review.

  Business scheduled for the meeting includes the election of directors, the ratification of our independent auditors for the fiscal year 2000 and the amendment and restatement of our certificate of incorporation. Information concerning these matters is included in the notice of annual meeting and proxy statement. At the meeting, we also plan to review Modem Media's performance during this first exciting year following the initial public offering of the company's stock and intend to answer any questions you may have about the company.

  Please complete your proxy card and return it promptly in the pre-paid, self-addressed envelope provided. Admission to the meeting will be on a first-come, first-served basis and registration will begin at 9:00 a.m. If you are a "street name" holder, please bring a copy of a brokerage statement showing your stock ownership as of the record date.

                                          Sincerely,

                                          G. M. O'Connell
                                          Chairman of the Board
                                          and Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      OF MODEM MEDIA . POPPE TYSON, INC.

                                      on

                                 June 5, 2000

  At Modem Media's annual meeting of shareholders to be held at 9:30 a.m. on Monday, June 5, 2000 at the Merritt 7 Corporate Park located at 301 Merritt 7 in Norwalk, Connecticut, the following business will be brought before our shareholders:

  (1) The election of eight directors: Messrs. Allen, Beeby, Elliman, O'Connell, Peigh, Peppers, Seeley and Zimmel each to serve for the following year and until their successors are duly appointed;

  (2) the ratification of the appointment of Arthur Andersen LLP as our independent auditors for 2000;

  (3)the amendment and restatement of the Company's certificate of incorporation; and

  (4)any other business properly brought before the Annual Meeting.

    The Board of Directors recommends a vote in favor of Items 1 through 3.

  Shareholders who were record holders at the close of business on April 28, 2000 may vote at the annual meeting or any adjournments thereof. Regardless of the number of shares you own, it is important that your shares be represented.

  This proxy statement, proxy card and 1999 annual report to shareholders (where not previously delivered) are being distributed on or about May 5, 2000.

                                          By order of the board of directors,

                                          Sloane Levy
                                          Vice President,
                                          General Counsel and Corporate
                                          Secretary

Norwalk, Connecticut
May 5, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Q's and A's about the Meeting..............................................   1
Proposals to be Voted Upon.................................................   3
Board of Directors.........................................................   5
  Board Meetings Held......................................................   6
  Board Committees.........................................................   6
  Outside Director Compensation............................................   6
  Compensation Committee Interlocks and Insider Participation..............   7
  Certain Business Relationships...........................................   7
Stock Ownership............................................................   8
  Principal Stockholders...................................................   8
  Section 16(a) Beneficial Ownership.......................................   9
Stock Price Performance Graph..............................................  10
Executive Compensation.....................................................  11
  Report of the Compensation Committee.....................................  11
  Summary Compensation Table...............................................  13
  Option Grants Table......................................................  14
  Option Exercises and Year-End Value Table................................  14
  Certain Benefit Plans....................................................  15
  Stock Plans..............................................................  15
  Employment Agreements....................................................  16
  Indebtedness of Management...............................................  18
Additional Information.....................................................  18
Appendix A................................................................. A-1
Appendix B................................................................. A-2

                           Q & A's ABOUT THE MEETING

Q:What will take place at the annual meeting?

A: At our annual meeting, you will vote on the business matters listed in the preceding notice of meeting, namely (1) the re-election of our eight directors (Messrs. Allen, Beeby, Seeley, Elliman, O'Connell, Peigh, Peppers and Zimmel), (2) the ratification of our independent auditors (Arthur Andersen LLP), and (3) the amendment and restatement of our certificate of incorporation. Management will review the company's performance during 1999 and will answer your questions.

Q:Who can vote?

A: Shareholders who were record holders at the close of business on April 28,
   2000 are entitled to vote their shares of Modem Media common stock held on that date. Each share of common stock outstanding on that date is entitled to one vote. As of April 28, 2000, there were outstanding and entitled to
   vote at the meeting     shares of common stock.

Q:How can I vote if I cannot come to the meeting?

A: Whether or not you are able to attend the meeting, you may vote your shares by completing, signing and dating the accompanying proxy card and returning it in the prepaid envelope. If you do not mark any selections but return the signed card, your shares will be voted by your proxy (Steven C. Roberts and/or Sloane Levy) in favor of the three proposals. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your stock. If you attend the meeting, you may vote in person.

Q:Can I change my mind after voting?

A: Yes, you may revoke your proxy before the meeting by writing to our Corporate Secretary stating that you wish to revoke your proxy or by sending another executed proxy card, bearing a later date, to the Corporate Secretary. You may also revoke your proxy by attending the annual meeting and voting in person, although merely attending the meeting will not automatically revoke a previously granted proxy.

Q:Who will count the vote?

A: Representatives at First Chicago Trust Company of New York, a division of
   EquiServe will tabulate the votes and act as inspectors of election.

Q:What constitutes a quorum for the meeting?

A: A quorum is the presence in person or by proxy of shareholders holding a majority of the voting power of the shares entitled to vote at the meeting. Abstentions and broker non-votes (which can occur if a "street name" holder does not provide his or her broker with voting instructions) are counted towards a quorum.

Q:How many votes are needed to approve the proposals?

A: Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. This means, that assuming a quorum is present at the meeting, the eight director nominees receiving the highest number of all votes cast for directors will be elected. The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on the subject matter is needed to approve the second proposal. Therefore, abstentions effectively count as votes against the second proposal. The affirmative vote of at least a majority of the voting power of all outstanding shares is needed to approve the third proposal. Therefore, both abstentions and broker non-votes effectively count as votes against the third proposal.

Q:Who is soliciting my vote and who pays the cost?

A: The Company will pay the cost of preparing, assembling and mailing the proxy materials and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of Modem Media stock. We have retained Georgeson Shareholder Communications Inc. to assist in the distribution of proxy materials and the solicitation of votes at a fee estimated to be $6,500, excluding out-of-pocket expenses. Proxies may also be solicited personally, by mail, by telephone, or otherwise by our directors, officers or other employees, without additional compensation.

Q:When are the year 2001 shareholder proposals due?

A: If you wish to include a proposal (including the nomination of persons for election to the Board of Directors) in the proxy statement for the 2001 annual meeting your proposal, in writing, must be received by our Corporate Secretary at our principal executive offices no later than January 5, 2001, assuming the date of the 2001 annual meeting is within 30 days of the 2000 annual meeting date. A shareholder may bring other business before an annual meeting by giving written notice of the proposed business to our Corporate Secretary at our principal executive offices no later than February 5, 2001, assuming the date of the 2001 annual meeting is within 30 days of the 2000 annual meeting date. The proposal must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the State of Delaware and the Company's by-laws, otherwise the Chairman of the meeting may refuse to permit the business at issue to be brought before the meeting.

Q:How can I get more information about Modem Media?

A: You can find more information about the company or request copies of SEC filings by visiting our web site at www.modemmedia.com.

                          PROPOSALS TO BE VOTED UPON

Proposal # 1: Re-election of Directors

  Our board of directors consists of eight directors each elected to serve a term of one year and until their successors are duly appointed. Robert C. Allen, II, Robert H. Beeby, Donald M. Elliman, Jr., G. M. O'Connell, Terry D. Peigh, Don Peppers, Donald L. Seeley and Joseph R. Zimmel, all of whom are currently serving as directors, are nominated for election at the 2000 annual meeting for a new term of one year and until their successors are duly appointed. Biographical information for each of the nominees is provided on page 5.

  If any director is unable to serve his or her full term, the board of directors may, by resolution, provide for a lesser number of directors or a majority vote of the directors then in office may designate a substitute. The director chosen by the Board shall hold office for a term expiring at the next annual meeting.

  The affirmative vote of a plurality of the shares voting at the 2000 annual meeting of shareholders having voting power present in person or represented by proxy at the meeting is required for the election of each nominee for director. Unless otherwise specified, the proxies received will be voted for the election of the listed nominees.

Proposal # 2: Ratification of Arthur Andersen LLP as Independent Auditors

  The board of directors has appointed Arthur Anderson LLP as the independent auditors to examine our accounts for the 2000 fiscal year. Arthur Andersen LLP has audited our financial statements since 1995. In the opinion of the board of directors and management, Arthur Andersen LLP is well qualified to serve as our independent auditors. A member of Arthur Andersen LLP is expected to be present at the annual meeting in order to have the opportunity to respond to questions.

  The board of directors recommends that shareholders vote for ratification of the appointment of Arthur Andersen LLP as our independent auditors for the 2000 fiscal year. In the event that ratification of the board of director's selection of auditors is not approved by the affirmative vote of a majority of the voting power of the shares represented in person or represented by proxy at the meeting, the selection of independent auditors will be reconsidered by the board of directors.

Proposal # 3: Proposed Amendment and Restatement of our Certificate of
           Incorporation.

  The board of directors has adopted resolutions approving and declaring advisable the proposed amendment and restatement of our certificate of incorporation and directing that the amendment and restatement be submitted for approval by our stockholders at the 2000 annual meeting. The proposed amendment and restatement is attached as Appendix A.

  The amendment and restatement will effect the following changes to our certificate of incorporation:

  (1) Name Change. The amendment and restatement will change our name to Modem Media, Inc. The board of directors has determined that the simplification of our legal name to Modem Media, Inc. is in our best interest. We are generally known and referred to in the industry and by our clients as Modem Media. In addition, we are currently doing business as "Modem Media" and the board of directors believes that this action will eliminate any potential confusion or inconsistencies.

  (2) Increase of Shares Authorized for Issuance. The second primary change will increase the number of authorized shares of common stock to 145,000,000. The board of directors has concluded that the availability of additional authorized but unissued shares will provide us with the flexibility to issue shares of stock for certain proper corporate purposes which may arise in the future. Examples of those purposes may include the use of stock to fund acquisitions, to enable the company to effect future stock splits and to use in connection with the adoption of stock based benefit plans.

  No additional action by our stockholders is necessary prior to the issuance of additional shares, unless required by applicable law or the rules of any stock exchange on which the stock is then listed. Our certificate of incorporation does not give preemptive rights with respect to our stock, therefore, existing stockholders would not, at the time of issuance of additional shares, have preferential rights to purchase these shares. In addition, if additional shares are authorized for issuance by the board of directors at a future time, such issuance could have a dilutive effect on earnings per share, voting power and ownership levels of current stockholders.

  The proposed amendment to increase the authorized shares of stock could have an anti-takeover effect by increasing the cost to acquire control of the company should the board of directors authorize the issuance of shares in an attempt to block a hostile takeover of the company. In so doing, the amendment could limit the shareholders ability to sell shares of our stock at a higher price than may be available in a takeover scenario. The board of directors is not recommending the adoption of the proposal with the intent that it be used as an anti-takeover device.

  (3) Change in Number of Directors. The amendment and restatement will change the number of directors constituting the whole board of directors from the number as set in the bylaws (currently eight) to a range which may be not less than five nor more than ten. The number of directors shall then be fixed from time to time by the board of directors.

  The board of directors believes that this change will allow the board flexibility in board composition and in timing regarding filling vacancies that may occur on the board from time to time.

  (4) Elimination of References to Class B Common Stock and Reclassification of Class A Common Stock. Reference to the Company's Class B common stock will be removed from the certificate of incorporation and the Company's Class A common stock will be reclassified as common stock. The holders of the Company's Class B common stock have each converted their shares of Class B common stock into shares of Class A common stock such that there are currently no shares of Class B common stock outstanding and none may be issued in the future. Currently, there remains only one class of common stock outstanding.

                              BOARD OF DIRECTORS

Robert C. Allen, II

  Mr. Allen, 32, has served as our President and Chief Operating Officer since November 1998. From October 1996 to November 1998, Mr. Allen was President of one of our divisions. From 1993 to October 1996, Mr. Allen served as a Managing Partner of Modem Media Advertising Limited Partnership. From 1989 to 1992, Mr. Allen was the Director of Business Development of the Modem Partnership.
Director since 1996.

Robert H. Beeby

  Mr. Beeby, 68, is the retired President and Chief Executive Officer of Frito-Lay, Inc., a position he held from 1989 to 1991. Between 1984 and 1988, Mr. Beeby was the President and Chief Executive Officer of Pepsi-Cola International. Prior to 1984, Mr. Beeby held a number of senior management positions with Wilson Sporting Goods Company, Pepsi-Cola International and Frito-Lay, Inc. He is a member of the board of directors of A.C. Nielsen Co., Columbia Energy Group and Church & Dwight Co.
Director since May 1999.

Donald M. Elliman, Jr.

  Mr. Elliman, 55, has served as President of Ascent Sports Holdings, a sports and arena management firm, since January 2000. From 1995 to 1999, Mr. Elliman served as a director and an Executive Vice President of Time Inc. Prior to 1991, Mr. Elliman was the President of Sports Illustrated from September 1992 through January 1998 and held various senior sales/marketing and publishing positions with Time Inc. since 1967. Mr. Elliman is a director of True North. Director since November 1998.

G. M. O'Connell

  Mr. O'Connell, 38, has served as Chief Executive Officer of Modem Media since November 1998. From October 1996 to November 1998, Mr. O'Connell was President and Chief Operating Officer of Modem Media. From 1987 to October 1996, Mr. O'Connell was a Managing Partner of Modem Media Advertising Limited Partnership, which he co-founded in 1987. Mr. O'Connell is a director of the Direct Marketing Association.
Director since 1996.

Terry D. Peigh

  Mr. Peigh, 46, is currently Executive Vice President, TN Services of True North, a position that he has held since April 1998. Prior to April 1998, Mr. Peigh held various positions with Foote, Cone and Belding including acting as its Senior Vice President, Worldwide Account Director commencing in 1993. Director since February 2000.

Don Peppers

  Mr. Peppers, 49, is a founder and partner of the Peppers and Rogers Group, a customer relationship management and consulting company. Prior to establishing the Peppers and Rogers Group in 1993, he was the Chief Executive Officer of Perkins/Butler Direct Marketing, a direct-market advertising agency. Mr. Peppers is a member of the Board of Directors of DoubleClick Inc. and Electric SchoolHouse and is a member of the Advisory Board of Internet Capital Group, Netcentives Inc., E.piphany, Chordiant Software Inc. and BroadVision, Inc. Director since May 1999.

Donald L. Seeley

  Mr. Seeley, 56, retired as Executive Vice President, Chief Financial Officer of True North in March 2000, a position he had held since June 1997. Currently, Mr. Seeley is a part-time employee and director of True North. Mr. Seeley was the Vice Chairman of True North from May 1999 to March 15, 2000. From 1993 through June 1997, Mr. Seeley was Chief Executive Officer of The Alexander Consulting Group Inc.
Director since November 1998.

Joseph R. Zimmel

  Mr. Zimmel, 46, is a managing director and head of the Communications, Media & Entertainment Group for the Americas in the Investment Banking Division at Goldman, Sachs & Co., a position he has held since 1992. From 1988 to 1992, Mr. Zimmel served as a managing director in the firm's Mergers and Acquisitions Department. He is a member of the board of directors of the Student/Sponsor Partnership in New York.
Director since May 1999.

  Messrs. O'Connell and Allen were elected to our board of directors pursuant to an agreement with True North entered into in connection with our formation in December 1996. In 1996, True North agreed to cause each of Messrs. O'Connell and Allen to be elected to our board of directors as long as each serves us as an executive officer and until their collective ownership of our Class A common stock falls below 45% of the aggregate number of shares held by them on December 31, 1996.

  Messrs. Beeby, Peppers and Zimmel were elected to our board of directors under an agreement dated as of May 4, 1999, by and among us, True North, G. M. O'Connell and Robert C. Allen, II. Under that same agreement, we, Messrs. O'Connell and Allen and True North have agreed that until True North no longer owns at least 10% of our outstanding capital stock, such parties would take all actions necessary in order to cause the election of at least one director designated by True North to our board of directors.

  There are no family relationships among any of our directors or officers.

Board Meetings Held

  The board of directors held 10 meetings during 1999 and took action by written consent once. Each director attended 75% or more of the total meetings of the board of directors and committees of which he was a member.

Board Committees

  Audit Committee. The audit committee makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the company and its subsidiaries. The audit committee reviews the adequacy and results of the company's system of internal accounting controls and internal audit procedures. The audit committee nominates the independent auditors and reviews the independent auditors proposed audit scope and approach as well as the results of the audit engagement. The audit committee provides to the board of directors such additional information and materials as it may deem necessary to make the board of directors aware of significant financial matters that require board attention. The audit committee was formed in May 1999 when the company's independent directors were elected and a charter was adopted. A copy of the charter is attached as Appendix B. The members of the audit committee are Robert H. Beeby and Joseph R. Zimmel and Mr. Zimmel is its chairman. Each member is an independent director within the meaning of the National Association of Securities Dealers' listing standards. The audit committee met 2 times during 1999 since its inception.

  Compensation Committee. The compensation committee reviews and makes recommendations to the full board of directors regarding the compensation policy for our executive officers and directors, the general compensation goals and guidelines for our employees and the criteria by which bonuses to our employees are determined. In addition, the compensation committee is responsible for reviewing and making recommendations to the board of directors regarding the adoption and or amendment of compensation plans including our stock option and stock incentive plans. The members of the compensation committee are Robert H. Beeby and Don Peppers and Mr. Peppers is its chairman. The compensation committee met 5 times during 1999 and took action by written consent 5 times.

Outside Director Compensation

  Modem Media directors who are not also employees of ours, or employees or directors of True North, receive options to acquire 17,500 shares of common stock when they join the board of directors. In addition, such outside directors receive options to acquire 5,000 shares of common stock for each year of service at the time of re-election. Each director who is not also an employee of Modem Media or employee or director of True North is also paid $1,000 for each board or committee meeting.

Compensation Committee Interlocks and Insider Participation

  Neither of the members of the compensation committee of the board of directors is or has been an officer or employee of ours. Both members of the compensation committee participate in decisions related to compensation of our executive officers. Before the board of directors established the compensation committee, the compensation of our executive officers was determined by our directors who were not officers of the company. No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Certain Business Relationships

  Mr. Zimmel is a managing director of Goldman, Sachs & Co. This firm provided us with investment banking services during 1999 and is expected to provide us with similar services during 2000.

  Currently, two of our eight directors are also employees of True North, and are compensated by True North in connection with their employment by True North. In addition, one of these directors and one of our other directors are also directors of True North and were elected to our board of directors by True North. These directors may have conflicts of interest in addressing business opportunities and strategies in circumstances where our and True North's interests differ.

  In the normal course of business, we and True North have, from time to time, entered into various business transactions and agreements. These transactions include (1) an administrative services agreement whereby True North provides us with administrative functions and other services including tax preparation, insurance and treasury consulting; (2) intercompany credit agreements, including a $3 million revolving credit facility (due to expire in February 2001 or upon 60 days' advance notice if True North's voting control falls below 50% of total voting power) at an interest rate equal to True North's cost of borrowing plus two percent, under which there are currently no outstanding borrowings; (3) a sublease with Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("Bozell"), a subsidiary of True North, for office space in New York City; and (4) a tax matters agreement whereby we and True North have entered into an agreement to provide for certain unitary state tax-sharing
arrangements. On April   , 2000, upon the conversion of True North's Class B
common stock to Class A common stock, True North's voting control fell below 50% of total voting power. Except for the administrative services agreement, which has terminated, the other agreements will remain in effect until they terminate in accordance with their terms or the parties agree to such termination.

  We believe that each of these transactions was made on terms no less favorable than those that we could have obtained from unaffiliated third parties. All future transactions, including loans, between us and our officers, directors, principal stockholders or our affiliates will be approved by a majority of our board of directors, including a majority of our independent and disinterested directors, and will be on terms equivalent to those that we could obtain from unaffiliated third parties.

                                STOCK OWNERSHIP

Principal Stockholders

  The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2000 for:

  . each person or entity who is known by us to beneficially own five percent or more of the outstanding shares of either class of our common stock;

  .  each director;

  .  each executive officer; and

  .  all directors and executive officers of Modem Media as a group.

The chart below assumes the conversion of the Company's Class B common stock into Class A occurred prior to April 15, 2000.

                                                               Common Stock
                                                          ----------------------
                                                             Shares     Percent
                                                          Beneficially    of
Name                                                       Owned (1)   Ownership
----                                                      ------------ ---------
True North Communications Inc............................  11,109,217    46.2%
 101 East Erie Street
 Chicago, Illinois 60611 (2)
GEOCapital LLC...........................................   1,461,800     6.1%
 767 Fifth Avenue, 45th Floor
 New York, NY 10153-4590 (3)
Douglas C. Ahlers (4)....................................   2,110,748     8.8%
G. M. O'Connell (5)......................................   2,249,946     9.3%
Robert C. Allen, II (6)..................................     626,978     2.6%
Robert H. Beeby (7)(8)...................................      32,000     0.1%
Donald M. Elliman, Jr. (9)...............................  11,109,217    46.2%
Sloane Levy (10).........................................       4,000     0.0%
Terry D. Peigh (11)......................................  11,109,217    46.2%
Don Peppers (12).........................................      47,000     0.0%
Steven C. Roberts (13)...................................       8,824     0.0%
Donald L. Seeley (14)....................................  11,110,217    46.2%
William Zierolf..........................................         --      0.0%
Joseph R. Zimmel (12)....................................      35,000     0.1%
All directors and executive officers as a
 group (thirteen persons) (15)(16).......................  14,241,807    58.0%

--------
 * Less than one percent.
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 15, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
 (2) Includes shares of common stock held by various wholly-owned subsidiaries of True North.

 (3) GEOCapital LLC filed a statement with the Securities and Exchange Commission on Schedule 13G under the Securities Exchange Act of 1934, as amended, disclosing beneficial ownership of greater than 5% of the Modem Media common stock (1,461,800 shares). According to the statement, GEOCapital has sole dispositive power for 1,461,800 shares.
 (4) Includes 60,800 shares of common stock subject to options which are exercisable within 60 days of April 15, 2000.
 (5) Includes 174,800 shares of common stock subject to options which are exercisable within 60 days of April 15, 2000.
 (6) Includes 74,800 shares of common stock subject to options which are exercisable within 60 days of April 15, 2000.
 (7) Includes 2,000 shares of common stock beneficially owned by Mr. Beeby's wife.
 (8) Includes 30,000 shares of common stock subject to options which are exercisable within 60 days of April 15, 2000.
 (9) Includes 11,109,217 shares of common stock beneficially owned by True North and its wholly-owned subsidiaries. Mr. Elliman, who is a director of True North, disclaims beneficial ownership of such shares.
(10) Includes 4,000 shares of common stock subject to options which are exercisable within 60 days of April 15, 2000.
(11) Includes 11,109,217 shares of common stock beneficially owned by True North and its wholly-owned subsidiaries. Mr. Peigh, who is an Executive Vice President of True North, disclaims beneficial ownership of such shares.
(12) Includes 35,000 shares of common stock subject to options which are exercisable within 60 days of April 15, 2000.
(13) Includes 5,700 shares of common stock subject to options which are exercisable within 60 days of April 15, 2000.
(14) Includes 11,109,217 shares of common stock beneficially owned by True North and its wholly-owned subsidiaries. Mr. Seeley, who is a part-time employee and director of True North, disclaims beneficial ownership of such shares.
(15) Includes an aggregate of 531,018 shares of common stock subject to options held by directors and executive officers of Modem Media, which are exercisable within 60 days of April 15, 2000.
(16) The address of each of the individuals listed, with the exception of Mr. Ahlers, is c/o Modem Media . Poppe Tyson, Inc., 230 East Avenue, Norwalk, Connecticut 06855. Mr. Ahlers' address is 1942 Pacific Avenue, San Francisco, CA 94109.

Section 16(a) Beneficial Ownership

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires reporting by directors and officers and 10% holders of our stock concerning their holdings and transactions in Modem Media securities. A review of our records indicates that during 1999, all filing requirements pursuant to
Section 16(a) were met.

                         STOCK PRICE PERFORMANCE GRAPH

  We completed the initial public offering of our common stock in February 1999. Prior to such date, there was no established market for our common stock. The following graph depicts a comparison of cumulative total shareholder return for our common stock from the initial public offering price of $16 (prior to our March 1, 2000 two-for-one stock split) on February 5, 1999 through December 31, 1999, the Nasdaq Market Index and the Hambrecht & Quist Technology Index for that same time period. The graph assumes $100 was invested on February 5, 1999 ending on December 31, 1999 in our common stock, the Nasdaq Market Index and the Hambrecht & Quist Technology Index.



                              CUMULATIVE TOTAL RETURN

     Based upon an initial investment of $100 at our initial public offering on February 5, 1999

                                   [LINE GRAPH]

                       February    March       June     September   December
                       5, 1999    31, 1999   30, 1999   30, 1999    31, 1999
                       --------   --------   --------   ---------   --------
Modem Media Poppe
  Tyson Inc.             $100       $268       $143       $231        $440

Nasdaq US                $100       $103       $113       $116        $167

H&Q Internet Index       $100       $122       $125       $129        $250

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee

 Compensation Committee Objectives and Philosophy

  The compensation committee is comprised of two non-employee members of our board of directors. The committee recommends, establishes and approves changes to our compensation policies and programs in addition to administering our stock option and stock incentive plans. The committee is charged with the responsibility of ensuring that our compensation philosophy and executive compensation arrangements reflect the interests of the company and our shareholders.

  Our executive compensation programs are designed to meet the following objectives:

  . To attract, motivate and retain the management expertise required to achieve our business strategies;

  . To link executive compensation with shareholder value, a shared sense of commitment and the attainment of our strategic business objectives; and

  . To recognize both corporate and individual performance with a competitive total compensation plan using both cash and non-cash awards.

  The compensation committee sets the company's compensation philosophy and oversees compensation levels for executive officers. The compensation philosophy is designed to be competitive within the industry in which we compete and from which we recruit our senior executives. Our executive compensation program is performance-based with a substantial portion of compensation linked to long-term equity growth and company performance.

 Principal Components of Executive Compensation

  The three main components of our executive compensation program are base salary, annual cash incentive awards and equity participation in the form of stock option grants. In addition, each executive officer may elect to participate in our Employee Stock Purchase Plan. At the end of 1999, the compensation committee reviewed and will review in future years, the total compensation package of executive officers to ensure that they are consistent with our compensation philosophy. As part of the review, the compensation committee considers corporate performance, competitive survey results, outside consultants and the recommendations of management.

  . Base Salary: Base salaries of executive officers are reviewed annually and are managed in accordance with our compensation philosophy using measures which include achievement of performance objectives, scope of responsibility and experience, and external salary competitiveness within the industry and/or area of the executive's functional expertise.

  . Annual Cash Incentive: The compensation committee approves the payment of a discretionary cash bonus to each executive officer following the conclusion of each fiscal year. The payout under the bonus plan is based on a predetermined target which is equal to a percentage of the executive's base salary. Payouts are tied to the achievement of company profit goals, achievement of objectives linked to business direction and individual accomplishments. The compensation committee reserves the right, based on the degree of success achieved under the plan, to reduce or not to approve bonus payments which exceed the target percentage in order to reflect corporate and/or individual performance. The target bonus percentage will be reviewed along with base salary and long term equity as a key component in our total compensation philosophy to determine both industry and position competitiveness.

  . Stock Options: The compensation committee administers our 1996 and 1997 Stock Option Plans as well as the newly adopted 1999 Stock Incentive Plan. Prior to the establishment of the compensation committee in February 1999, the full board of directors granted to key executive officers and other employees options to purchase shares of the our common stock based upon factors such as responsibilities of the officer, tenure, individual contribution and performance. The compensation committee has applied similar criteria in the determination of grants of stock options since the establishment of the compensation committee. It is our practice to set stock option exercise prices at 100% of the fair market value on the date of grant. The primary objective of issuing stock options is to provide long-term financial rewards directly linked to market performance of our stock thereby aligning the interests of management and shareholders.

 Policy with Respect to the $1 Million Deduction Limit

  Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation exceeding $1 million paid to any of its five named executive officers. Compensation that qualifies as "performance based" is excluded from the $1 million limit. We expect that the design and administration of our stock option and stock incentive programs will qualify under Section 162(m). The compensation committee does not expect total cash compensation payable for salaries and bonuses to exceed the $1 million limit, however, the compensation committee reserves the right, under appropriate circumstances, to authorize compensation payments which may not be fully tax deductible by the company.

 Compensation of the Chief Executive Officer

  Mr. O'Connell's base salary was determined pursuant to a five-year employment agreement entered into in December 1996. Mr. O'Connell's total compensation for 1999 was based on the same factors as those described for all executive officers described above, including the achievement of company profit goals and objectives linked to individual accomplishment and performance. The target bonus for Mr. O'Connell for 1999 was 40% of salary. Mr. O'Connell's bonus payment for 1999 was a payment equaling 50% of compensation for that year.

  Submitted by the compensation committee of the board of directors:

    Robert H. Beeby
    Don Peppers

Summary Compensation Table

  The following table sets forth information concerning the compensation received, for each of the last two years, for services rendered to us by our current Chief Executive Officer and each of our other four most highly-compensated executive officers during the year ended December 31, 1999 whose total compensation in 1999 equaled or exceeded $100,000. All share amounts presented in this chart give effect to the 2-for-1 split of our common stock on March 1, 2000.

                          Summary Compensation Table

                                                                    Long-Term
                                                   Annual          Compensation
                                                Compensation          Awards
                                              -----------------    ------------
                                                                    Securities
                                                                    Underlying
      Name and Principal Positions       Year  Salary   Bonus        Options
      ----------------------------       ---- -------- --------    ------------
G. M. O'Connell......................... 1999 $300,000 $150,000          --
 Chief Executive Officer                 1998  300,000   90,000      285,000
Robert C. Allen, II..................... 1999  300,000  150,000          --
 President and Chief Operating Officer   1998  300,000   90,000      285,000
Steven C. Roberts....................... 1999  184,000  120,000      200,000
 Chief Financial Officer                 1998  175,000   85,000      120,908
Sloane Levy(1).......................... 1999  106,000   40,000       60,000
 VP, General Counsel and Corporate
  Secretary                              1998      --       --           --
William Zierolf(2)...................... 1999   41,000   66,000(3)   500,000
 Senior Vice President, Corporate
  Development                            1998      --       --           --

--------
(1) Ms. Levy commenced employment with us as Vice President and General Counsel in May 1999.
(2) Mr. Zierolf commenced employment with us as Senior Vice President, Corporate Development in October 1999.
(3) The amount shown includes a signing bonus of $50,000 paid to Mr. Zierolf upon his employment with us.

Option Grants Table

  The following table sets forth information as to options granted to our executive officers during 1999. All share amounts presented in this chart give effect to the 2-for-1 split of our common stock on March 1, 2000.

                       Option/SAR Grants in Fiscal 1999

                                                                          Potential Realizable
                                                                            Value at Assumed
                                                                          Annual Rate of Stock
                                                                            Appreciation for
                                                                             Option Term(3)
                                                                         ----------------------
                                         Percent of
                          Number of        Total
                          Securities    Options/SARs Exercise
                          Underlying     Granted to   Price
                         Options/SARs   Employees in    Per   Expiration
Name                      Granted(1) (#)Fiscal Year  Share(2)    Date        5%         10%
----                     ------------   ------------ -------- ---------- ---------- -----------
G. M. O'Connell.........       --           0.00%     $  --         --   $      --  $       --
Robert C. Allen, II.....       --           0.00%        --         --          --          --
Steven C. Roberts.......   200,000          7.03%       9.78    7/28/09   1,230,275   3,117,759
Sloane Levy.............    20,000          0.70%      13.38    5/17/09     168,229     426,326
                            40,000          1.41%      29.81    12/6/09     749,957   1,900,538
William Zierolf.........   500,000         17.57%      21.41   10/18/09   6,730,745  17,057,029

--------
(1) Except as indicated below, the options vest as to one-third of the underlying common stock on the first anniversary of the date of grant and as to an additional one-third on each anniversary thereafter. With regard to options to purchase 20,000 shares of common stock granted to Ms. Levy, 20% of the options vest on the date of grant and an additional 20% vest on each anniversary of the grant date thereafter. With regard to options to purchase 200,000 shares of common stock granted to Mr. Zierolf, the options vest upon the sixth anniversary of the grant date, subject to acceleration upon attainment of certain performance targets.
(2) Options were granted at an exercise price equal to 100% of the fair market value of our common stock on the date of grant, as determined by our board of directors.
(3) These columns show the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten-year term of the options. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

Option Exercises and Year-End Value Table

  The following table sets forth information with respect to option exercises by each of our executive officers during 1999 as well as unexercised options held by such officers as of December 31, 1999. All share amounts presented in this chart give effect to the 2-for-1 split of our common stock on March 1, 2000.

              Aggregate Stock Option/SAR Exercises in Fiscal 1999
                          and Fiscal Year-End Values

                                                      Number of Securities
                                                     Underlying Unexercised   Value of Unexercised In-
                         Shares Acquired   Value       Options/SARs as of     the-Money Options/SARs as
                         on Exercise (#)  Realized      December 31, 1999       of December 31, 1999(1)
                         --------------- ---------- ------------------------- -------------------------
Name                                                Exercisable Unexercisable Exercisable Unexercisable
----                                                ----------- ------------- ----------- -------------
G. M. O'Connell.........         --      $      --    159,600      201,400    $4,722,051   $5,965,972
Robert C. Allen, II.....     100,000      2,912,472    59,600      201,400     1,767,885    5,965,972
Steven C. Roberts.......      58,898      1,701,053    19,000      292,238       563,588    7,807,922
Sloane Levy.............       4,000         85,500       --        56,000           --       564,000
William Zierolf.........         --             --        --       500,000           --     6,891,250

--------
(1) Calculated by determining the difference between the exercise price and the deemed fair market value of the securities underlying the options at December 31, 1999.

Certain Benefit Plans

  We do not have a pension plan for any of our employees or executive officers. We do offer a retirement savings plan established pursuant to
Section 401(k) of the Internal Revenue Code. Employees may authorize us to make compensation deferral contributions between 1% and 15% of total pay. We may make a discretionary pretax matching contribution determined annually by the board of directors to the accounts of employees employed by us as of the last day of the contribution period.

Stock Plans

  The following is a description of our stock-based compensation plans in which any of our executive officers may participate.

 1999 Stock Incentive Plan

  In December 1999, we adopted the Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan, pursuant to which a total of 3,000,000 shares of common stock have been reserved for issuance in order to attract, retain and provide additional incentive to highly qualified employees, directors and consultants. Under the 1999 Stock Incentive Plan, we may grant stock options (including incentive stock options and nonqualified options), stock appreciation rights, restricted stock, merit awards, performance awards and other stock-based awards to our employees, directors and consultants. The 1999 Stock Incentive Plan is administered by our board of directors or a Compensation Committee consisting of two or more outside directors. Our board of directors or Compensation Committee interprets and construes provisions of the 1999 Stock Incentive Plan, adopts rules for administering the plan and determines grants of equity awards under the plan. As of April 15, 2000, only awards in the form of stock options have been granted under the 1999 Stock Incentive Plan,
relating to a total of approximately      shares. Under the terms of the 1999
Stock Incentive Plan, if within one year following our change of control, a participant's employment is terminated involuntarily by us other than for cause, then each outstanding option held by the participant will automatically vest and become fully exercisable.

 1997 Stock Option Plan

  In 1997, we established the Modem Media . Poppe Tyson, Inc. 1997 Stock Option Plan, pursuant to which a total of 6,080,000 shares of common stock have been reserved for issuance to provide additional incentive to our employees, officers, directors and consultants. Pursuant to the 1997 Stock Option Plan, we may grant stock options (including incentive stock options and nonqualified options) and stock purchase rights to our employees, officers, directors and consultants. Our board of directors or Compensation Committee interprets and construes provisions of the 1997 Stock Option Plan, adopts rules for administering the plan and determines grants of equity awards under the plan. As of April 15, 2000, options to purchase an aggregate of 6,904,226 shares of common stock had been granted under the 1997 Stock Option Plan. In connection with our transfer to True North of the non-strategic digital interactive marketing operations originally contributed by True North to us, True North has agreed to satisfy options to purchase up to an aggregate of 579,032 shares of common stock held under the 1997 Stock Option Plan by employees of True North and its affiliates, including Poppe Tyson, Inc. Accordingly, upon exercise of such options, the exercise price will be paid to True North and True North will surrender an equivalent number of shares of our common stock to us. As of April 15, 2000, options to purchase 222,051 shares of common stock remain outstanding to be satisfied by True North. Under the terms of the options granted to date under the 1997 Stock Option Plan, if we are acquired or merge with another entity or transfer all or substantially all of our assets, then each outstanding option will automatically vest and become fully exercisable unless the successor entity assumes such option or stock purchase right or replaces it with a comparable option or right.

Modem Media Advertising Limited Partnership 1996 Option Plan

  In 1996, the Modem Partnership established the Modem Media Advertising Limited Partnership 1996 Option Plan, pursuant to which units ("Units") representing assignments of beneficial ownership of the Modem Partnership were reserved for issuance to provide additional incentives to the Modem Partnership's key employees, consultants, officers and directors. The Modem Partnership ceased to have its own separate existence prior to our initial public offering in February 1999, and the terms and the conditions of the 1996 Option Plan were assumed by us. Pursuant to the terms of the 1996 Option Plan, Units acquired under the plan were converted into shares of common stock, and options to acquire Units were converted into options to acquire our common stock. The 1996 Option Plan is administered by our board of directors and the compensation committee of the board of directors. As of April 15, 2000, options to purchase an aggregate of 690,492 shares of our common stock had been granted under the 1996 Option Plan. Upon the date of grant, each option was fully vested. For the ninety-day period following an option holder's termination of employment, we have the right to repurchase all options held by the option holder under the 1996 Option Plan at a price equal to the fair market value of the options as of the date of notice of repurchase. As of April 15, 2000, all available options had been granted under the 1996 Option Plan, and there will be no further grants under this plan.

 Employee Stock Purchase Plan

  Our 1999 Employee Stock Purchase Plan was adopted by our board of directors in February 1999. A total of 1,900,000 shares of our common stock have been reserved for sale. The Purchase Plan, which is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code, provides for consecutive, overlapping 24-month offering periods. Each offering period contains four six-month purchase periods. Offering periods begin on the first trading day on or after February 15 and August 15 of every year and terminate 24 months later. Employees are eligible to participate if they are employed by us or a subsidiary of ours designated by the board of directors for at least 20 hours per week and for more than five months in any calendar year. The Purchase Plan permits eligible employees to purchase our common stock through payroll deductions, which may not exceed 15% of an employee's compensation, subject to certain limitations.

  Each participant is granted an option to purchase stock on the first day of the six-month purchase period and such option will be automatically exercised on the last date of each purchase period. The purchase price of each share of our common stock under the Purchase Plan is equal to 85% of the lesser of the fair market value per share of our common stock on the start date of that offering period or on the date of the purchase. Employees may modify or end their participation in the offering at any time during the offering period or on the date of purchase, subject to certain limitations. Participation ends automatically on termination of employment with us.

Employment Agreements

  In December 1996, we entered into a five-year employment agreement with each of Messrs. O'Connell and Allen providing for an initial annual base salary of $300,000, subject to increases at the discretion of our board of directors. Each of Messrs. O'Connell and Allen currently receive a base salary of $300,000. Pursuant to the employment agreements, if we terminate such executive's employment without cause, the executive is entitled to receive severance benefits equal to salary plus profit sharing for a period equal to the lesser of three years after such termination or the time remaining in the initial term of employment. Pursuant to letter agreements between us and each of Mr. O'Connell and Mr. Allen, the vesting of each of their stock options granted prior to January 2000 will be accelerated by one year upon (1) termination of each person's employment by him for good reason within 18 months after a change of control or (2) upon termination of his employment by us without cause within 18 months after a change of control. In addition, if the effective date of such termination is six months or less from the next vesting date, an additional prorated number of options will vest. Each of Messrs. O'Connell and Allen has also agreed to certain confidentiality, noncompetition and nonsolicitation provisions.

  In December 1996, we entered into an employment agreement with Mr. Roberts providing for an annual base salary of $150,000. Mr. Roberts currently receives a base salary of $200,000. Pursuant to a letter agreement, if we, or a successor, terminate Mr. Roberts' employment without cause or if Mr. Roberts terminates his employment with good reason, he is entitled to receive severance benefits equal to one year's salary plus any applicable bonuses. Upon a change of control, the vesting of Mr. Roberts' stock options granted prior to January 2000 will be accelerated by one year. If Mr. Roberts' employment is terminated by us without cause or by him for good reason within 18 months following a change of control, the vesting of these options will be accelerated by an additional one year period. If the effective date of such termination is six months or less from the next vesting date, an additional prorated number of options will vest. In addition, Mr. Roberts has agreed to certain confidentiality, noncompetition and nonsolicitation provisions.

  In April 1999, we entered into an employment agreement with Ms. Levy for an initial base salary of $170,000. Pursuant to the employment agreement, if we terminate Ms. Levy's employment without cause, she is entitled to receive severance benefits equal to one year of base salary plus any other payments to which she may be entitled to at that time. Pursuant to a letter agreement between us and Ms. Levy, the vesting of Ms. Levy's stock options granted on May 17, 1999 shall be accelerated by one year and the vesting of the options granted to Ms. Levy on December 6, 1999 shall be fully accelerated upon (1) termination of her employment by her for good reason within 18 months after a change of control or (2) upon termination of her employment by us without cause within 18 months after a change of control. In addition, if the effective date of such termination is six months or less from the next vesting date, an additional prorated number of options will vest. Ms. Levy has also agreed to certain confidentiality, noncompetition and nonsolicitation provisions.

  In October 1999, we entered into an employment agreement with Mr. Zierolf providing for an initial base salary of $200,000 and a one-time signing bonus of $50,000. Pursuant to the employment agreement, if Mr. Zierolf is terminated without cause within 18 months following a change of control, the vesting of options granted to him will be accelerated by one year. Mr. Zierolf has also agreed to certain confidentiality and nonsolicitation provisions.

Indebtedness of Management

  None of our executive officers were indebted to the company or any subsidiary at any time since January 1, 2000.

                            ADDITIONAL INFORMATION

  As of the date of this proxy statement, we know of no matters to be presented at the meeting other than the items referred to on the notice of proxy. If any other business is properly brought before the meeting, the holders of the proxies will vote and act with respect to the business in accordance with their best judgement. Discretionary authority to do so is conferred by the enclosed proxy.

                                                                     Appendix A

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                        MODEM MEDIA . POPPE TYSON, INC.
                            a Delaware corporation

  Modem Media . Poppe Tyson, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the "Corporation"), does hereby certify as follows:

  FIRST: That the Corporation was originally incorporated on October 10, 1996 under the name TN Technologies Holding, Inc., pursuant to the General Corporation Law of Delaware.

  SECOND: That the Corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

  FIRST: The name of this corporation is Modem Media, Inc. (the
"Corporation").

  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("Delaware Law").

  FOURTH: This Corporation is authorized to issue two classes of stock to be designated, respectively, "common stock" and "preferred stock." The total number of shares which this Corporation is authorized to issue is 150,000,000 shares. 145,000,000 shares shall be common stock (the "Common Stock"). 5,000,000 shares shall be preferred stock (the "Preferred Stock"). Each share of Preferred Stock shall have a par value of $0.001, and each share of Common Stock shall have a par value of $0.001.

  The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall set forth the number of shares comprising each such series, voting powers, full or limited or none, of each such series and the designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of each such series. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

  FIFTH: The shares of Common Stock shall have those rights and privileges as set forth in this Article FIFTH and as otherwise provided by law.

  1. Dividends. Subject to any rights of any series of Preferred Stock as may then be outstanding, dividends or distributions upon the Common Stock may be declared by the Board of Directors and paid by the Board of Directors of the Corporation from time to time in such amounts as the Board shall determine, out of any source at the time lawfully available therefor.

  2. Rights Upon Liquidation or Dissolution. Subject to any rights of any series of Preferred Stock as may then be outstanding, the holders of the Common Stock shall be entitled to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock upon any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Corporation.

  3. Voting. Except as otherwise required by law, and subject to any rights of any series of Preferred Stock as may then be outstanding, on all matters on which the holders of Common Stock shall be entitled to vote each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held of record by such holder.

  SIXTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

  SEVENTH: The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be not less than five (5) nor more than ten (10). Within the limits so specified, the number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

  EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

  NINTH: The directors of the Corporation need not be elected by written ballot unless a stockholder or stockholders holding a majority of the voting power of the outstanding capital stock entitled to vote demands election by written ballot at the meeting and before voting.

  TENTH: Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

  ELEVENTH: Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer or (iii) the Board of Directors.

  TWELFTH: 1. To the fullest extent permitted by the Delaware Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

  2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

  3. Neither any amendment nor repeal of this Article TWELFTH, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article TWELFTH, shall eliminate or reduce the effect of this Article TWELFTH, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article TWELFTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

  THIRTEENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained under Delaware Law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

  FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and under Delaware Law, except as otherwise provided in article TWELFTH, and all rights conferred upon stockholders herein are granted subject to this reservation."

  Upon this Amended and Restated Certificate of Incorporation becoming effective, each share of Class A common stock, par value $0.001 per share, of the Corporation outstanding or held as treasury stock immediately prior thereto shall be reclassified as and become one share of Common Stock, par value $0.001 per share, of the Corporation, and each outstanding certificate which theretofore represented shares of Class A common stock shall thereafter represent a like number of shares of Common Stock.

  THIRD: The foregoing amendment and restatement of the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 242 and 245 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, Modem Media . Poppe Tyson, Inc. has caused this certificate to be executed by Sloane Levy, its General Counsel and Corporate
Secretary, this       day of       , 2000.

                                          -------------------------------------

                                                                     Appendix B

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                      OF MODEM MEDIA . POPPE TYSON, INC.

PURPOSE:

  The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Modem Media . Poppe Tyson, Inc. and its subsidiaries (the "Company"), to provide to the Board of Directors of the Company (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

  In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time may prescribe.

MEMBERSHIP:

  The Audit Committee will consist of at least two (2) members of the Board, a majority of whom shall be independent directors, in accordance with the rules of the Nasdaq National Market. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board.

RESPONSIBILITIES:

  The responsibilities of the Audit Committee shall include:

  1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

  2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

  3. Reviewing the independent auditors' proposed audit scope and approach;

  4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

  5. Reviewing the performance of the independent auditors;

  6. Recommending the appointment of independent auditors to the Board;

  7. Reviewing fee arrangements with the independent auditors;

  8. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on form 10-K;

  9. Reviewing the unaudited quarterly operating results in the Company's quarterly earnings release;

  10. Overseeing compliance with SEC requirements for disclosure of auditors' services and audit committee members and activities;

  11. Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Company Practices Act;

  12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

  14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

  15. Reviewing related party transactions for potential conflicts of interest; and

  16. Performing other oversight functions as requested by the full Board.

  In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

  The Audit Committee will meet at least four (4) times each year. The Audit Committee may establish its own schedule which it will provide to the Board in advance.

  The Audit Committee will meet separately with each of the Chief Executive Officer and the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' examination and management report.

REPORTS:

  The Audit Committee will record its summaries of recommendations to the Board in written form, which summaries will be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

MINUTES:

  The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

[X] Please mark your votes as in this example.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3 .




1. Election of                     FOR        WITHHELD
   Directors                       [_]           [_]

                       For, except vote withheld from the following nominee(s):

To elect the eight nominees for director of Modem Media. Poppe Tyson, Inc. listed below:

Robert C. Allen, Robert H. Beeby, Donald M. Elliman, Jr., Gerald M. O'Connell, Terry Peigh, Don Peppers, Donald Seeley, Joseph Zimmel



2.     Proposal to ratify the appointment of Arthur Andersen LLP as the            FOR       AGAINST     ABSTAIN
       Company's independent auditors for 2000.                                    [_]         [_]         [_]

3.     Proposal to approve the proposed amendment to and restatement of the        FOR       AGAINST     ABSTAIN
       certificate of incorporation.                                               [_]         [_]         [_]

4. In their discretion on such other business as may properly come before the meeting or any adjournments thereof.


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign.


                                           -----------------------------------

                                                                            2000
                                           -----------------------------------
                                           SIGNATURE(S)                   DATE

Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope.



-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                        MODEM MEDIA . POPPE TYSON, INC.
                                 230 East Avenue
                           Norwalk, Connecticut 06855

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned appoints Steven C. Roberts and Sloane Levy as proxies, with power of substitution, to vote all shares of Modem Media . Poppe Tyson, Inc. ("Modem Media") Class A common stock of the undersigned held as of April 28, 2000, at the Annual Meeting of Shareholders to be held at the Merritt 7 Corporate Park located at 301 Merritt 7 in Norwalk, Connecticut at 9:30 a.m. on June 5, 2000, and at any adjournment thereof. If no direction is made as to the manner of voting, the proxy will be voted for the nominees listed in Item 1 and in favor of Items 2 and 3.

       Should the undersigned be present and elect to vote at the Annual Meeting or any adjournment thereof and after notification the Corporate Secretary of Modem Media of the stockholder's decision to terminate this proxy, this proxy shall be deemed terminated. This proxy may also be revoked by written notice to the Corporate Secretary prior to the Annual Meeting.

       Please sign and date this card on the reverse side and return promptly in the envelope provided.


-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -




                DIRECTIONS TO THE ANNUAL MEETING OF SHAREHOLDERS

LOCATION:     THE MERRITT 7 CORPORATE PARK
              301 MERRITT 7
              NORWALK, CT 06851
              (203) 847-3311

FROM I-95
---------

EXIT 15 - TO ROUTE 7 CONNECTOR.
(ROUTE 7 TOWARDS DANBURY) AT END
OF CONNECTOR TAKE A RIGHT AT THE
LIGHT. GO DOWN THE HILL TO TRAFFIC
LIGHT. (DEPARTMENT OF MOTOR
VEHICLES WILL BE DIRECTLY IN FRONT
OF YOU). AT LIGHT TAKE A RIGHT ON
TO ROUTE 7 SOUTH. GO TO MERRITT
SEVEN BUILDINGS - #301


MERRITT PARKWAY (ROUTE 15):
---------------------------

EXIT 40B...MAKE RIGHT TURN ON TO
ROUTE 7 NORTH (TOWARDS DANBURY)
PROCEED 1/2 MILE...MERRITT 7 BUILDING #301
ON LEFT SIDE.